UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 7, 2020

(Date of earliest event reported)

QUANEX BUILDING PRODUCTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-33913	26-1561397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 West Loop South, Suite 1500, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 713-961-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2020, the Board of Directors (the “Board”) of Quanex Building Products Corporation (the “Company”), acting on the recommendation of the Company’s Nominating and Corporate Governance Committee, appointed William E. Waltz, age 56, to the Board, effective immediately. Mr. Waltz was appointed to a term ending at the Company’s next annual meeting of shareholders, to be held in 2021.

Mr. Waltz has been the President and Chief Executive Officer of Atkore International Group Inc. (NYSE: ATKR) since 2018 and served in several other executive roles for the company from 2013 to 2018, including Chief Operating Officer and Group President of the Atkore Electrical Raceway reporting segment. From 2009 to 2013, Mr. Waltz was the Chairman and Chief Executive Officer of Strategic Materials Inc., the largest glass recycling company in North America. Prior to that, he spent 15 years in various divisions of Pentair plc, including President-Pentair Flow Technologies. Mr. Waltz began his career at General Electric Company and as a Deloitte Management consultant. Mr. Waltz earned a Masters of Business Administration from Northwestern University, Kellogg Graduate School of Management, a Masters of Science in Computer Science from Villanova University, a Bachelor of Science in Industrial Engineering from Pennsylvania State University, and was a graduate of General Electric’s Information Systems Management Program.

There is no arrangement or understanding between Mr. Waltz and any other person pursuant to which Mr. Waltz was selected as a director. Since November 1, 2017, Mr. Waltz has had no direct or indirect interest in any transaction or series of similar transactions contemplated by the language of Item 404(a) of Regulation S-K.

In conjunction with his appointment as a director, the Board has appointed Mr. Waltz to the Board’s Audit Committee and Nominating & Corporate Governance Committee. Mr. Waltz will be compensated for his service as a director and committee member pursuant to the Company’s standard director compensation practices, as set forth in the Company’s Corporate Governance Guidelines and as more fully discussed in the Company’s Proxy Statement for its 2020 Annual Meeting of Shareholders, as filed with the Securities and Exchange Commission on January 29, 2020. Pursuant to this standard director compensation practice, Mr. Waltz received an annual grant of Restricted Stock Units on October 7, 2020, pro-rated to reflect his length of service during the fiscal year.

The foregoing is qualified by reference to the Press Release announcing Mr. Waltz’s appointment as director, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit 99.1.	Press release dated October 8, 2020.

Exhibit 104.	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANEX BUILDING PRODUCTS CORPORATION
(Registrant)

October 8, 2020	/s/ Paul B. Cornett
(Date)	Paul B. Cornett
Senior Vice President – General Counsel and Secretary

Exhibit Index

99.1	Press Release dated October 8, 2020.

Exhibit 104.	Cover Page Interactive Data File (embedded within the Inline XBRL document)